SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            ______________________

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  December 2, 1997

                    AIR & WATER TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in Charter)

            Delaware               033-017921           13-3418759
  (State or Other Jurisdiction    (Commission        (IRS Employer
    of Incorporation)             File Number)       Identification No.)

        U.S. Highway 22 West and Station Road
        Branchburg, New Jersey                             08876
        (Address of Principal Executive Offices)         (Zip Code)

      Registrant's telephone number, including area code:  (908) 685-4600

                                 No Change
           (Former Name or Former Address, if Changed Since Last Report)


        ITEM 5.   OTHER EVENTS

                  On December 2, 1997, Air & Water Technologies Corporation (the "Company") announced that it will divest Research-Cottrell, the subsidiary through which the Company operates its air pollution control businesses, that it is currently in negotiations with several interested parties and believes that most of these businesses will be sold within the next several months. The Company also announced that Research-Cottrell will be accounted for as a discontinued operation and that certain charges related to the sale of Research-Cottrell will result in a significant fourth-quarter loss. This will increase the Company's net loss for the full fiscal year to an estimated loss in the range of $170 million. The Company had previously reported a net loss of $81.3 million for the nine-month period ended July 31, 1997. In addition, the Company announced that following the disposition of Research-Cottrell, the Company will consider a change in its corporate name in 1998 to reflect the Company's ongoing business. On December 2, 1997, the Company issued a press release concerning the sale of Research-Cottrell and consideration of a new name, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

        ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

                  (c)  Exhibits

                       99.1   Press release of the Company dated
                              December 2, 1997.


             Pursuant to the requirements of the Securities
        Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AIR & WATER TECHNOLOGIES CORPORATION

                            By:   /s/ Douglas A. Satzger, Esq.
                                  _______________________________
                                 Name:   Douglas A. Satzger, Esq.
                                 Title:  Senior Vice-President

        Date:   December 3, 1997


                               EXHIBIT INDEX

          EXHIBIT NO.          DESCRIPTION                        PAGE NO.

          99.1             Press release of the Company
                           dated December 2, 1997.